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                                                                   EXHIBIT 21.02


                                  MAXIS, INC.

                          SUBSIDIARIES OF THE COMPANY

                                              JURISDICTION OF
SUBSIDIARY NAME                               INCORPORATION
---------------                               --------------
Maxis Limited                                 United Kingdom
Maxis K.K.                                    Japan
Maxis South LLC (formerly Cinematronics LLC)  Texas